Exhibit 99.1

ACM Research Reports First Quarter 2024 Results

FREMONT, Calif., May 08, 2024 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its first quarter ended March 31, 2024.

“I am pleased with our first quarter results, a solid start for 2024. We delivered 105% revenue growth, record shipments, and strong profitability,” said ACM’s President and Chief Executive Officer, Dr. David Wang. “Our results demonstrate continued spending on mature nodes by our mainland China customers, contribution from new products, and market share gains at both existing and new customers.”

Dr. Wang continued, “We anticipate growth for 2024 as a result of our broadening product portfolio and expanding global footprint. We expect additional market share gains in cleaning with increased customer traction for Tahoe, single wafer high temperature SPM, and supercritical CO2 dry products, continued strength in ECP, and accelerating customer adoption for our furnace products. We expect to begin initial production at our facility in Lingang, Shanghai this year, and we continue to invest in our U.S. and Korea operations to support the global market opportunity.”

	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2024	2023	2024	2023
	(dollars in thousands, except EPS)
Revenue	$152,191	$74,256	$152,191	$74,256
Gross margin	52.0%	53.8%	52.5%	54.0%
Income from operations	$25,232	$8,862	$39,801	$10,930
Net income attributable to ACM Research, Inc.	$17,433	$7,145	$34,597	$9,867
Basic EPS	$0.28	$0.12	$0.56	$0.17
Diluted EPS	$0.26	$0.11	$0.52	$0.15

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income  attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized loss on short-term investments.

Outlook

ACM is maintaining its revenue guidance range of $650 million to $725 million for fiscal year 2024. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the first quarter of 2024 were $245 million, up 175% from the first quarter of 2023. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Expanded Advanced Packaging Portfolio with Introduction of Frame Wafer Cleaning Tool.  We introduced our Frame Wafer Cleaning Tool for advanced packaging. The tool effectively cleans semiconductor wafers during the post-debonding cleaning process. The Frame Wafer Cleaning Tool also includes an innovative solvent reclamation system that provides environmental and cost benefits. We have also successfully completed the installation and qualification of the first tool with a major Chinese manufacturer.

First Quarter 2024 Financial Summary

Unless otherwise noted, the following figures refer to the first quarter of 2024 and comparisons are with the first quarter of 2023.

•	Revenue was $152.2 million, up 105.0%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and advanced packaging (excluding ECP), and services and spares.

•
Gross margin was 52.0% versus 53.8%. Non-GAAP gross margin, which excludes stock-based compensation, was 52.5% versus 54.0%. Gross margin exceeded ACM’s long-term business model range of 40% to 45%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $53.9 million, an increase of 73.1%. Operating expenses as a percentage of revenue decreased to 35.4% from 41.9%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $40.1 million, up 37.4%. Non-GAAP operating expenses as a percentage of revenue decreased to 26.3% from 39.3%.

•
Operating income was $25.2 million, up from $8.9 million. Operating margin was 16.6% versus 11.9%.  Non-GAAP operating income, which excludes the effect of stock-based compensation, was $39.8 million, up from $10.9 million.  Non-GAAP operating margin, which excludes stock-based compensation, was 26.2% versus 14.7%.

•
Unrealized loss on short-term investments was $2.6 million. The loss reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc., in short-term investments. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $4.4 million, compared to $2.9 million.

•
Net income attributable to ACM Research, Inc. was $17.4 million, up from $7.1 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $34.6 million, up from $9.9 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.26, compared to $0.11.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $0.52, up from $0.15.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $288.3 million at March 31, 2024, versus $304.5 million at December 31, 2023.

Conference Call Details

A conference call to discuss results will be held on Wednesday, May 8, 2024, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register.vevent.com/register/BI7d8a11ab6f694bde910596cd97b8276d

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmrcsh.com/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmrcsh.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized loss on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
+1 (360) 808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	March 31, 2024	December 31, 2023
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$211,305	$182,090
Restricted cash	808	1,083
Short-term time deposits	48,364	80,524
Short-term investment	18,648	21,312
Accounts receivable, net	296,371	283,186
Other receivables	51,316	40,065
Inventories, net	581,140	545,395
Advances to related party	1,338	2,432
Prepaid expenses	20,066	20,023
Total current assets	1,229,356	1,176,110
Property, plant and equipment, net	218,822	201,848
Land use right, net	8,305	8,367
Operating lease right-of-use assets, net	6,498	7,026
Intangible assets, net	2,803	2,538
Long-term time deposits	27,841	40,818
Deferred tax assets	21,360	20,271
Long-term investments	31,293	27,880
Other long-term assets	10,471	6,050
Total assets	$1,556,749	$1,490,908
Liabilities and Equity
Current liabilities:
Short-term borrowings	$54,706	$31,335
Current portion of long-term borrowings	6,549	6,783
Related party accounts payable	16,243	11,407
Accounts payable	135,499	141,814
Advances from customers	182,547	181,368
Deferred revenue	4,405	3,687
Income taxes payable	11,403	6,401
FIN-48 payable	12,131	12,149
Other payables and accrued expenses	107,098	102,951
Current portion of operating lease liability	2,668	2,764
Total current liabilities	533,249	500,659
Long-term borrowings	53,408	53,952
Long-term operating lease liability	3,830	4,262
Other long-term liabilities	5,469	5,873
Total liabilities	595,956	564,746
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	646,800	629,845
Retained earnings	174,260	156,827
Statutory surplus reserve	30,060	30,060
Accumulated other comprehensive loss	(54,925)	(49,349)
Total ACM Research, Inc. stockholders’ equity	796,202	767,390
Non-controlling interests	164,591	158,772
Total equity	960,793	926,162
Total liabilities and equity	$1,556,749	$1,490,908

ACM RESEARCH, INC.

Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended March 31,
	2024	2023
	(Unaudited) (In thousands, except share and per share data)
Revenue	$152,191	$74,256
Cost of revenue	73,070	34,270
Gross profit	79,121	39,986
Operating expenses:
Sales and marketing	14,173	9,337
Research and development	23,918	14,029
General and administrative	15,798	7,758
Total operating expenses	53,889	31,124
Income from operations	25,232	8,862
Interest income	1,774	1,785
Interest expense	(783)	(695)
Realized gain from sale of short-term investments	273	3,994
Unrealized loss on short-term investments	(2,595)	(654)
Other income (expense), net	3,080	(1,418)
Loss from equity method investments	(520)	(32)
Income before income taxes	26,461	11,842
Income tax expense	(4,369)	(2,879)
Net income	22,092	8,963
Less: Net income attributable to non-controlling interests	4,659	1,818
Net income attributable to ACM Research, Inc.	$17,433	$7,145
Comprehensive income (loss):
Net income	22,092	8,963
Foreign currency translation adjustment, net of tax	(6,829)	9,423
Comprehensive Income	15,263	18,386
Less: Comprehensive income attributable to non-controlling interests	3,406	3,462
Comprehensive income attributable to ACM Research, Inc.	$11,857	$14,924

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.28	$0.12
Diluted	$0.26	$0.11

Weighted average common shares outstanding used in computing per share amounts:
Basic	61,367,184	59,736,764
Diluted	66,242,321	65,058,777

ACM RESEARCH, INC.
Total Revenue by Product Category and by Region

	Three Months Ended March 31,

	2024	2023
	(Unaudited) ($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$109,470	$36,614
ECP (front-end and packaging), furnace and other technologies	25,800	26,598
Advanced packaging (excluding ECP), services & spares	16,921	11,044
Total Revenue by Product Category	$152,191	$74,256

	2023	2022
Mainland China	$152,135	$72,458
Other Regions	56	1,798
Total Revenue by Region	$152,191	$74,256

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized loss on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended March 31,
	2024				2023
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)

	(In thousands)

Revenue	$152,191	$-	$-	$152,191	$74,256	$-	$-	$74,256
Cost of revenue	(73,070)	(781)	-	(72,289)	(34,270)	(125)	-	(34,145)
Gross profit	79,121	(781)	-	79,902	39,986	(125)	-	40,111
Gross margin	52.0%	0.5%	-	52.5%	53.8%	0.2%	-	54.0%
Operating expenses:
Sales and marketing	(14,173)	(3,027)	-	(11,146)	(9,337)	(431)	-	(8,906)
Research and development	(23,918)	(4,503)	-	(19,415)	(14,029)	(701)	-	(13,328)
General and administrative	(15,798)	(6,258)	-	(9,540)	(7,758)	(811)	-	(6,947)
Total operating expenses	(53,889)	(13,788)	-	(40,101)	(31,124)	(1,943)	-	(29,181)
Income (loss) from operations	$25,232	$(14,569)	$-	$39,801	$8,862	$(2,068)	$-	$10,930
Unrealized loss on short-term investments	(2,595)	-	(2,595)	-	(654)	-	(654)	-
Net income (loss) attributable to ACM Research, Inc.	$17,433	$(14,569)	$(2,595)	$34,597	$7,145	$(2,068)	$(654)	$9,867
Basic EPS	$0.28			$0.56	$0.12			$0.17
Diluted EPS	$0.26			$0.52	$0.11			$0.15